UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 1, 2023

Commission File Number: 000-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2002 Papa John’s Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement..

On March 1, 2023, Papa John’s International, Inc. (the “Company”) entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with certain funds affiliated with, or managed by, Starboard Value LP (each, a “Seller” and collectively the “Sellers”), pursuant to which the Company is repurchasing from the Sellers 2,176,928 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). As consideration for the repurchase, the Company will pay the Sellers $82.52 per share, for aggregate cash consideration of approximately $180.0 million. The Repurchase Agreement contains customary representations, warranties, and conditions to closing. The transactions contemplated by the Repurchase Agreement are expected to close on or about March 3, 2023. The Company intends to use cash on hand and borrowings under the Company’s revolving credit facility to fund the share repurchase.

Upon the consummation of the transaction contemplated by the Repurchase Agreement, the Sellers will collectively own approximately 1.8% of the outstanding shares of the Company’s Common Stock.

The repurchase of the Common Stock from the Sellers was undertaken pursuant to the Company’s existing $425.0 million share repurchase authorization. After giving effect to the share repurchase, there will be approximately $90.0 million remaining under such authorization.

The transaction was negotiated by an independent committee of the Company’s Board of Directors (the “Board”) formed for the purpose of evaluating a possible transaction involving the Sellers, and was approved by the full Board upon such independent committee’s recommendation.

The foregoing summary of the Repurchase Agreement is qualified in its entirety by the full text of the Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2023, Jeffrey C. Smith, Chair of the Board, who is also the Chief Executive Officer of Starboard Value LP, notified the Board that he would be resigning from the Board effective immediately. Effective as of Mr. Smith’s departure, Christopher L. Coleman will serve as the Chair of the Board.

Item 7.01 Regulation FD Disclosure.

On March 2, 2023, the Company issued a press release to announce the share repurchase from the Sellers and Mr. Smith’s departure from the Board. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.1	Share Repurchase Agreement, dated March 1, 2023, by and among the Company and the sellers listed on the schedule of sellers attached thereto
99.1	Press Release of Papa John’s International, Inc. issued on March 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

Date: March 2, 2023	/s/ Ann B. Gugino
Ann B. Gugino
Chief Financial Officer